SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Pioneer Municipal High Income Advantage Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [●], 2025

Pioneer Municipal High Income Advantage Fund, Inc.

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”) and Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital, “Saba,” “we,” “us” or the “Participants”), in connection with the solicitation of proxies from the shareholders of Pioneer Municipal High Income Advantage Fund, Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

The Fund’s current investment adviser, Amundi Asset Management US, Inc. (“Amundi Management”), announced on July 9, 2024 that it had entered into a definitive agreement with Victory Capital Holdings, Inc. (“Victory Capital”) to combine Amundi Management with Victory Capital (the “Transaction”). Further to the Transaction, the Fund’s shareholders will be asked to approve a reorganization of the Fund into a new fund advised by Victory Capital Management Inc., an affiliate of Victory Capital, at an upcoming special meeting of shareholders (the “Reorganization”).

Saba opposes the Reorganization because Saba believes shareholders of the Fund should be given the opportunity to exit the Fund at net asset value (“NAV”), for example by the Fund agreeing to buy back their shares at NAV. Saba urges all shareholders who want the option to exit the Fund at NAV to express this desire by voting to oppose the Reorganization, which currently does not provide shareholders with any such option.

We are therefore seeking your support at the upcoming special meeting of shareholders of the Fund, including any adjournments, postponements, continuations or rescheduling thereof (the “Special Meeting”). The Fund has not yet publicly disclosed the date, time and location of the Special Meeting nor has it disclosed certain other information in connection with the Special Meeting or its agenda, including any additional proposals in connection with the Reorganization that shareholders may be asked to vote on. Once the Fund publicly discloses such information, Saba intends to supplement this Proxy Statement with such information and file revised proxy materials with the Securities and Exchange Commission (the “SEC”).

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to the Fund’s shareholders on or about [●], 2025.

Saba is seeking your support at the Special Meeting with respect to the following proposal (the “Proposal”) and to consider and act upon any other business that may properly come before the Special Meeting.

Proposal	Our Recommendation
To approve the reorganization of the Fund into a new fund advised by Victory Capital Management Inc.	AGAINST
To transact such other business as may properly come before the Special Meeting.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies in opposition to the Reorganization. We strongly oppose the Reorganization and urge shareholders to vote “AGAINST” the Proposal.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”) as [●], 2025. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the close of business on the Record Date, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, [●] shares of common stock of the Fund (“Common Shares”). There were [●] Common Shares and [●] shares of preferred stock of the Fund (“Preferred Shares”) outstanding as of the Record Date according to the Fund’s proxy statement for the Special Meeting (the “Fund’s Proxy Statement”).

We urge you to sign, date and return the GOLD proxy card “AGAINST” the Proposal. By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “AGAINST” the Proposal.

According to the amended and restated articles of incorporation of the Fund (the “Charter”), the approval of the Reorganization requires the affirmative vote of at least three-quarters of the votes entitled to be cast on the matter.

Saba intends to deliver this Proxy Statement and the accompanying form of GOLD proxy card to holders of at least the percentage of the Fund’s voting shares required under applicable law to oppose the Proposal at the Special Meeting and otherwise intends to solicit proxies or votes from shareholders of the Fund in opposition to the Proposal. This proxy solicitation is being made by Saba and not on behalf of the Board of Directors of the Fund (the “Board”) or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Special Meeting other than as described herein. Should other matters be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Fund’s proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

REASONS FOR THIS PROXY SOLICITATION

Saba opposes the Reorganization because Saba believes shareholders of the Fund should be given the opportunity to exit the Fund at NAV, for example by the Fund agreeing to buy back their shares at NAV. Saba urges all shareholders who want the option to exit the Fund at NAV to express this desire by voting to oppose the Reorganization, which currently does not provide shareholders with any such option.

PROPOSAL: APPROVAL OF THE REORGANIZATION

The Fund’s current investment adviser Amundi Management announced on July 9, 2024 that it had entered into a definitive agreement with Victory Capital to combine Amundi Management with Victory Capital. Further to this Transaction, the Fund’s shareholders will be asked to approve a reorganization of the Fund into a new fund advised by Victory Capital Management Inc., an affiliate of Victory Capital at the Special Meeting.

Saba opposes the Reorganization because Saba believes shareholders of the Fund should be given the opportunity to exit the Fund at NAV, for example by the Fund agreeing to buy back their shares at NAV. Saba urges all shareholders who want the option to exit the Fund at NAV to express this desire by voting “AGAINST” the Reorganization, which currently does not provide shareholders with any such option.

The Participants intend to vote all of their Shares “AGAINST” the Proposal.

Vote Required. According to the Charter, the approval of the Reorganization requires the affirmative vote of at least three-quarters of the votes entitled to be cast on the matter. Abstentions will have the same effect as votes “against” the Proposal.

We Recommend a Vote AGAINST the Proposal on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

Only holders of Common Shares and Preferred Shares (together with the Common Shares, the “Shares”) at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Shareholders who sold their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my Shares?

Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all Shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote AGAINST the Proposal. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, “AGAINST” the Proposal.

How should I vote on the Proposal?

We recommend that you vote your Shares on the GOLD proxy card as follows:

“AGAINST” the Proposal to approve the Reorganization.

How many Shares must be present to hold the Special Meeting?

According to the bylaws of the Fund, the presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum at any meeting of the shareholders. Abstentions are treated as votes present for purposes of determining a quorum. For information on the treatment of broker non-votes, if any, in connection with the Special Meeting, please see the Fund’s Proxy Statement.

What vote is needed to approve the Proposal?

Approval of the Reorganization. According to the Charter, the approval of the Reorganization requires the affirmative vote of at least three-quarters of the votes entitled to be cast on the matter. Abstentions will have the same effect as votes “against” the Proposal because they represent Shares entitled to vote.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Fund. Voting on the Fund’s proxy card is not the same as voting on our GOLD proxy card because a vote on the Fund’s proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you have already voted using the Fund’s proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning the Fund’s proxy card (the latest dated proxy is the only one that counts);

•	delivering a written revocation to the secretary of the Fund at 60 State Street, Boston, Massachusetts 02109; or

•	attending the Special Meeting and voting by ballot in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your Shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Special Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your Shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your Shares. If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE FUND’S PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this proxy solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in opposition of the Proposal. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $[●] based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately [●] persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $[●]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[●]. Saba does not intend to seek reimbursement of these costs from the Fund.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.

Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials. For additional information in connection with the Fund's general householding policies, please refer to the Fund's Proxy Statement.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement. Such disclosure may include information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the Fund’s next annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-21409.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Boaz R. Weinstein

[●], 2025

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the close of business on January 23, 2025, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 3,915,233 Common Shares in the aggregate. Of the 3,915,233 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 3,915,233 Common Shares may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts, such funds and accounts, the (“Saba Entities”); and (b) 3,915,233 Common Shares may be deemed to be beneficially owned by Mr. Weinstein by virtue of his status as the principal of Saba.

The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of the Saba Entities is to invest in securities.

The business address of each member of Saba and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 40 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xi) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 40 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiii) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting; (xiv) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xv) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities

Date	Side	Common Shares	09/14/2023	Buy	22,308	05/03/2024	Buy	13,162
			09/15/2023	Buy	6,800	05/15/2024	Buy	49,514
03/29/2023	Buy	11,421	09/18/2023	Buy	84,104	05/21/2024	Buy	20,874
04/11/2023	Buy	2,265	09/19/2023	Buy	52,902	05/23/2024	Buy	2,117
04/21/2023	Buy	16,150	09/20/2023	Buy	15,319	05/28/2024	Buy	19,612
05/15/2023	Buy	22,118	09/21/2023	Buy	37,427	07/11/2024	Buy	46,758
05/16/2023	Buy	20,742	09/22/2023	Buy	20,683	07/18/2024	Buy	21,324
05/17/2023	Buy	13,248	09/25/2023	Buy	52,238	07/19/2024	Buy	29,752
05/18/2023	Buy	21,975	09/26/2023	Buy	61,885	07/23/2024	Buy	49,356
05/19/2023	Buy	50,723	09/28/2023	Buy	76,917	07/24/2024	Buy	34,713
05/23/2023	Buy	16,069	09/29/2023	Buy	64,182	07/25/2024	Buy	26,275
05/25/2023	Buy	2,884	10/02/2023	Buy	4,151	07/26/2024	Buy	3,600
06/01/2023	Buy	19,471	10/10/2023	Buy	2,031	07/30/2024	Buy	14,830
06/02/2023	Buy	20,560	10/11/2023	Buy	270,000	08/02/2024	Buy	2,100
06/06/2023	Buy	2,299	10/12/2023	Buy	2,317	08/05/2024	Buy	2,541
06/07/2023	Buy	5,326	10/13/2023	Buy	2,910	08/07/2024	Buy	29,503
06/09/2023	Buy	1,248	10/16/2023	Buy	1,208	08/12/2024	Buy	57,917
06/12/2023	Buy	14,862	10/17/2023	Buy	10,988	08/13/2024	Buy	5,864
06/13/2023	Buy	2,329	10/24/2023	Buy	3,946	08/14/2024	Buy	100
06/14/2023	Buy	8,580	10/26/2023	Buy	19,466	08/15/2024	Buy	30,860
06/15/2023	Buy	2,323	10/30/2023	Buy	400	08/16/2024	Buy	3,318
06/16/2023	Buy	21,436	10/31/2023	Buy	2,110	08/19/2024	Buy	616
06/20/2023	Buy	33,559	11/01/2023	Buy	336	08/21/2024	Buy	1,622
06/21/2023	Buy	43,777	11/02/2023	Buy	9,492	08/22/2024	Buy	1,300
06/23/2023	Buy	700	11/03/2023	Buy	11,078	08/23/2024	Buy	42,553
06/27/2023	Buy	8,570	11/06/2023	Buy	138,439	08/26/2024	Buy	23,089
06/28/2023	Buy	45,312	11/07/2023	Buy	1,994	08/28/2024	Buy	14,860
06/29/2023	Buy	24,703	11/08/2023	Buy	14,993	10/29/2024	Buy	41,230
06/30/2023	Buy	20,979	11/08/2023	Sell	(14,993)	10/31/2024	Buy	16,116
07/11/2023	Buy	24,738	11/22/2023	Buy	10	11/04/2024	Buy	4,867
07/17/2023	Buy	32,092	11/28/2023	Buy	13,374	11/11/2024	Buy	5,203
07/18/2023	Buy	67	11/30/2023	Buy	348	11/12/2024	Buy	6,843
07/19/2023	Buy	3,403	12/07/2023	Buy	7,180	11/14/2024	Buy	42,640
07/20/2023	Buy	20,174	12/08/2023	Buy	19,591	11/15/2024	Buy	19,354
07/21/2023	Buy	11,372	12/11/2023	Buy	13,536	11/19/2024	Buy	13,401
07/24/2023	Buy	28,731	12/13/2023	Buy	1,438	11/20/2024	Buy	10,285
07/25/2023	Buy	32,980	12/14/2023	Buy	462	11/21/2024	Buy	13,379
07/26/2023	Buy	28,888	12/19/2023	Buy	3	11/22/2024	Buy	17,302
07/27/2023	Buy	63,237	01/08/2024	Buy	409	11/25/2024	Buy	7,313
08/01/2023	Buy	65,456	01/10/2024	Buy	41,363	11/27/2024	Buy	400
08/02/2023	Buy	17,425	01/11/2024	Buy	285	12/02/2024	Buy	1,700
08/09/2023	Buy	12,001	01/12/2024	Buy	613	12/17/2024	Buy	57,398
08/10/2023	Buy	41,246	01/16/2024	Buy	736	12/18/2024	Buy	34,240
08/14/2023	Buy	9,390	01/17/2024	Buy	6,464	12/19/2024	Buy	23,781
08/15/2023	Buy	5,866	01/30/2024	Buy	17,454	12/20/2024	Buy	67,351
08/16/2023	Buy	11,937	01/31/2024	Buy	1,444	12/23/2024	Buy	14,613
08/17/2023	Buy	17,055	02/02/2024	Buy	15,799	12/24/2024	Buy	21,442
08/21/2023	Buy	41,792	02/05/2024	Buy	44,725	12/26/2024	Buy	16,785
08/22/2023	Buy	32,843	02/29/2024	Buy	4	12/27/2024	Buy	14,441
08/29/2023	Buy	15,215	03/19/2024	Buy	18,383	12/30/2024	Buy	25,325
08/30/2023	Buy	43,932	04/24/2024	Buy	7,534	01/02/2025	Buy	13,629
09/06/2023	Buy	339,386	04/25/2024	Buy	38,952	01/03/2025	Buy	23,943
09/12/2023	Buy	23,015	05/01/2024	Buy	24,037	01/06/2025	Buy	23,008
09/13/2023	Buy	51,435	05/02/2024	Buy	35,879	01/07/2025	Buy	14,155

01/08/2025	Buy	25,704	01/14/2025	Buy	500	01/23/2025	Buy	6,149
01/10/2025	Buy	30,615	01/15/2025	Buy	1,200
01/13/2025	Buy	14,302	01/21/2025	Buy	900

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own. Please give us your vote “AGAINST” the Proposal by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your Shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “AGAINST” the Proposal.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated and returned a proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to the secretary of the Fund or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130

Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION

Form of GOLD Proxy Card

Pioneer Municipal High Income Advantage Fund, Inc.

Proxy Card for the Special Meeting of Shareholders (the “Special Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. AND Boaz R. Weinstein

THE BOARD OF DIRECTORS (THE “BOARD”) OF PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Abraham Schwartz and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of Pioneer Municipal High Income Advantage Fund, Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Special Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).

With respect to the Proposal, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “AGAINST” the Proposal. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “■“ IN BLACK OR BLUE INK

We recommend that you vote “AGAINST” the Proposal:

To approve the reorganization of the Fund into a new fund advised by Victory Capital Management Inc.

FOR	ABSTAIN*	AGAINST
❑	❑	❑

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the Proposal.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.